EXHIBIT 99.1

SRAX Reports First Quarter 2017 Financial Results

•    Reaffirms 2017 guidance of revenue between $45 million and $50 million

LOS ANGELES, May 15, 2017 /PRNewswire/ --SRAX (Nasdaq: SRAX), an Internet advertising and technology platform company that provides tools to automate the digital advertising market, reported its first quarter 2017 results.

“Over the past year, we have expanded our offering, creating new high growth revenue streams like SRAX Reach, and established a leaner infrastructure. While not evident in our first quarter financial results due to our buy-side legacy business, we expect these strategic measures to generate growth and operating efficiencies beginning in the second quarter and increasing in the third quarter, as the legacy issues dissipate,” stated SRAX’s CEO and Chairman Christopher Miglino. “In late March, we right-sized our buy-side sales team and consolidated operations to our LA headquarters. Also, with our eye on the future of advertising technology, we began implementing our SRAX rebranding to reflect the breadth and depth that our platform offers marketers and content owners. To broaden our customer base and expand our product offerings to additional buy-side clients, we designed our tools to improve performance across all digital channels for brands in any vertical. We remain confident about growing our 2017 revenue to range between $45 million and $50 million. And with our cost management efforts, including our reorganization, we expect to dramatically improve profitability on an Adjusted EBITDA basis year-over-year.”

First Quarter 2017 Financial Results:

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Revenue was $5.3 million, compared to $5.5 million in the first quarter of 2016. This reflects the intentional decrease in revenue from a significant legacy, lower-margin customer partially offset by an increase in revenue from SRAX buy-side and sell-side clients as well as continuing growth in SRAXmd.

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Gross profit was $2.0 million, compared to $2.3 million in the first quarter of 2016. Gross margin was 38%, compared to 42% in the first quarter of 2016, reflecting the impact of lower revenue and lower margin profile on the buy-side business.

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Operating expenses were $5.3 million, including increased sales and marketing expenses as well as restructuring costs of $378,000 and the write-off of a non-compete agreement of $469,000.  This compares to $3.8 million in the first quarter of 2016, which did not have similar charges.

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Other income included lower interest expense, greater amortization and the benefit of the accretion of put warrants issued during the company’s January 2017 financing.

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Net loss was $2.0 million, compared to $2.4 million in the first quarter of 2016.

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Adjusted EBITDA was a loss of $1.7 million, compared to an Adjusted EBITDA loss of $980,000 in the first quarter of 2016.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and certain additional one-time expenses. It is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). A detailed description and reconciliation of EBITDA and management's reasons for using this measure is set forth at the end of this press release.

In April, SRAX entered into definitive securities purchase agreements for the purchase and sale of 5,000,000 principal amount of 12.5% secured convertible debentures and five-year Series A warrants representing the right to acquire up to 833,337 shares of the company’s Class A common stock.  As of May 3rd, SRAX received net proceeds of approximately $4.5 million from the financings.

Reaffirming 2017 Guidance

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Management continues to expect 2017 revenue to be between $45 million and $50 million.

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Management reiterates 2017 Adjusted EBITDA guidance to be between $2 million and
$5 million.

Other Recent Corporate Highlights:

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Unveiled the company’s new “SRAX” branding, designed to reflect the breadth and depth of the company's tools offered to digital marketers and content owners.

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Recognized in the recent adtech LUMAscape, which includes industry leaders in a competitive landscape graphic, authenticating the SRAX brand positioning.

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Continued to build technical advantages by filing for a patent related to a SRAXmd unique product feature.

Conference Call & Slide Presentation

Management will review the results on a conference call with a live question and answer session today, May 15, 2017, at 4:30 p.m. ET. To access the call, please use passcode 7422827:

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If calling from the United States or Canada, please dial (888) 503-8169 to access the live call and (844) 512-2921 for the replay available until May 22, 2017.

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If calling internationally, please dial (719) 325-2144 to access the live call and
(412) 317-6671 for the replay.

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The call will be webcast over the internet and accessible at the Company’s website at http://srax.com/investors/ for at least 90 days.  The webcast show the slides associated with the conference call.  Investors may also download the slides from the website.

About SRAX
SRAX (NASDAQ: SRAX) is an advertising technology company providing the tools to automate digital marketers and content owners’ campaigns across digital channels. SRAX’s tools amplify performance and maximize profits for brands in the healthcare, CPG, automotive, wellness and lifestyle verticals through an omnichannel approach that integrates all aspects of the marketing experience into one platform. The company’s machine-learning technology identifies brands’ core consumers and their characteristics discovering new and measurable opportunities to target, reach and monetize audiences driving online and offline sales lift. For more information on how SRAX delivers a digital competitive advantage to surpass today’s marketing challenges, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman

LHA (Investor Relations)

+1 415 433 3777

srax@lhai.com

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$119,331	$1,048,762
Accounts receivable, net	6,578,747	8,411,019
Prepaid expenses	330,432	332,503
Other current assets	6,488	6,488
Total current assets	7,034,998	9,798,772
Property and equipment, net	58,079	55,492
Goodwill	15,644,957	15,644,957
Intangibles assets, net	924,011	1,365,241
Other assets	34,659	34,659
Total assets	$23,696,704	$26,899,121

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$12,960,933	$13,156,083
Note payable, net of unamortized costs	—	3,418,788
Put warrant liability	1,143,781	—
Put liability	1,500,000	1,500,000
Total current liabilities	15,604,714	18,074,871

Commitments and contingencies (Note 10)	—	—

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Class A common stock, authorized 50,000,000 shares, $0.001 par value, 8,025,017 and 6,951,077 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	8,025	6,951
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Common stock to be issued	—	678,000
Additional paid in capital	24,500,328	22,529,303
Accumulated deficit	(16,416,363)	(14,390,004)
Total stockholders' equity	8,091,990	8,824,250
Total liabilities and stockholders' equity	$23,696,704	26,899,121

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTH PERIOD ENDED MARCH 31, 2017 AND 2016

(Unaudited)

	Three Month Period ended March 31,
	2017	2016

Revenue	$5,326,163	$5,469,335
Cost of revenue	3,279,120	3,180,562
Gross profit	2,047,043	2,288,773

Operating expense
General, selling and administrative expense	4,409,807	3,805,101
Write-off of non-compete agreement	468,751	—
Restructuring costs	377,961	—
Total operating expense, net	5,256,519	3,805,101

Loss from operations	(3,209,476)	(1,516,328)

Other income (expense):
Interest expense:
Interest expense	(133,306)	(590,470)
Amortization of debt issuance costs	(578,140)	(294,857)
Total interest expense	(711,446)	(885,327)
Accretion of put warrants	1,894,563	—
Total other income (expense)	1,183,117	(885,327)

Loss before provision for income taxes	(2,026,359)	(2,401,655)

Provision for income taxes	—	—

Net loss	$(2,026,359)	$(2,401,655)

Net loss per share, basic and diluted	$(0.26)	$(0.41)

Weighted average shares outstanding, basic and diluted	7,844,127	5,907,229

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTH PERIOD ENDED MARCH 31, 2017 AND 2016

(Unaudited)

	Three Month Period Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(2,026,359)	$(2,401,655)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock based prepaid fees	—	158,613
Stock based compensation	512,442	277,849
Amortization of debt issuance costs	578,140	294,857
Accretion of put warrants	(1,894,563)	—
PIK interest expense accrued to principal	—	120,284
Write-off of non-compete agreement	468,751	—
Accretion of contingent consideration	—	118,978
Accretion of put liability	—	47,661
Provision for bad debts	(8,277)	5,330
Depreciation expense	3,234	9,477
Amortization of intangibles	107,720	89,883
Changes in operating assets and liabilities:
Accounts receivable	1,840,549	2,051,072
Prepaid expenses	2,071	5,758
Other current assets	—	25,413
Accounts payable and accrued expenses	(195,150)	(930,265)
Unearned revenue	—	1,970
Net cash used in operating activities	(611,442)	(124,775)

Cash flows from investing activities
Purchase of equipment	(5,821)	—
Development of software	(135,241)	—
Net cash used in investing activities	(141,062)	—

Cash flows from financing activities
Proceeds from the issuance of common stock	3,820,001	500,000
Proceeds from notes payable	—	2,100,000
Repayments of note payable and PIK interest	(3,996,928)	(366,055)
Payment of contingent consideration	—	(1,600,000)
Net cash (used in) provided by financing activities	(176,927)	633,945

Net (decrease) increase in cash and cash equivalents	(929,431)	509,170
Cash and cash equivalents, beginning of period	1,048,762	1,091,186
Cash and cash equivalents, end of period	$119,331	$1,600,356

Supplemental schedule of cash flow information
Cash paid for interest	$550,695	$325,828
Cash paid for taxes	$—	$20,000

Supplemental schedule of noncash financing activities
Issuance of put warrants	$3,038,344	$—
Common stock issued for vested grants	$52	$—
Common stock issued for the payment of contingent consideration	$—	$2,400,000

SOCIAL REALITY, INC.

NON-GAAP TO GAAP RECONCILIATION

THREE MONTHS ENDED MARCH 31, 2017 AND 2016

Use of Non-GAAP Measure – Adjusted EBITDA

SRAX’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as income from operations before depreciation and amortization expenses, stock-based compensation and one time financing and transaction expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	Three Months Ended March 31,
	2017	2016
Net loss	$(2,026,359)	$(2,401,655)
plus:
Equity based compensation	512,442	436,462
Accretion of put warrants	(1,894,563)	—
Adjusted net loss	$(3,408,480)	$(1,965,193)
Restructuring costs	377,961	—
Write-off of non-compete agreement	468,751	—
Interest expense	711,446	885,327
Depreciation and amortization	110,954	99,360
Adjusted EBITDA	$(1,739,368)	$(980,506)

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